Exhibit 99.h(52)

March 11, 2016

Each of the Borrowers listed

on Appendix I hereto

One Madison Avenue

New York, NY 10010

Attention:  Rocco DelGuercio

RE:  Eleventh Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached to the Loan Agreement referred to below (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on such Appendix I thereto (each such fund series, a “Fund”), a $200,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by an amended and restated promissory note in the original principal amount of $200,000,000.00 dated June 4, 2014 (as amended, the “Existing Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof, to increase the Committed Line Amount and to further amend the Loan Documents as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of their respective Funds, and the Bank agree as follows:

I.                                        Amendments to Loan Documents

1.                                      The second paragraph of the Loan Agreement is hereby amended by replacing the dollar amount “$200,000,000” appearing therein with the dollar amount “$250,000,000”.

2.                                      Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Committed Line shall expire on March 10, 2017 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

3.                                      Section II(1) of the Loan Agreement is hereby amended by (i) deleting the word “and” which appears at the end of Section II(1)(i); (ii) deleting the period which appears at the end of Section II(1)(j) and substituting in place the following thereof “; and”; and (iii) inserting immediately after the end of Section II(1)(j) the following new paragraph:

(k)                                 each of the Borrowers shall provide such documents and information requested by the Bank that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

4.                                      Section II(5) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.                                                  Notices; Electronic Communications.  (a) Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to a Borrower or the Fund, (i) to it at the address at the beginning of this Agreement, Attention of: Rocco DelGuercio or via facsimile at No: (520) 434-3719; and (ii) if to the Bank, to State Street Bank and Trust Company, Copley Place Tower, Box 5303, Boston, MA 02206, or if by overnight courier service, to State Street Bank and Trust Company, 2 Copley Place, 3rd Floor, Boston, MA 02116, in any such case to the attention of: Paul Koobatian, Vice President, or Mutual Fund Lending Department Head. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Notices made by a Borrower or Fund consisting of requests for loans or notices of repayments hereunder may be delivered or furnished by e-mail, facsimile or other electronic communication pursuant to procedures approved by the Bank, unless the Bank, in its discretion, notifies such Borrower otherwise.  Communications transmitted by the Borrower or the Fund consisting of financial information permitted to be delivered by electronic means pursuant to the last paragraph of Section II(1) of this Agreement may be delivered or furnished by electronic means as provided in such Section. The Bank may, in its discretion, agree to accept other notices and communications to it hereunder by electronic

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communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Neither the Bank nor any of its directors, officers, employees, agents or affiliates shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the Bank and (ii) financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

5.                                          Section II(15) of the Loan Agreement is hereby amended by:

(a)                                 inserting the following new definition in its appropriate alphabetical sequence therein:

“One-Month LIBOR Rate” shall mean, as of any day, the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-Month LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Bank or, in the absence of such availability, by reference to the rate at which dollar deposits of $1,000,000 in immediately available funds for a one-month term are offered by the principal office of the Bank to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a LIBOR

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Business Day, then One-Month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

(b)                                   amending and restating in their entirety the following definitions to each read as follows:

“Committed Line Amount” shall mean $250,000,000.

“Overnight Rate” means, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the One-Month LIBOR Rate as in effect on that day; provided that if either or both of such rates is less than zero, such rate(s) shall be deemed to be zero for purposes of this Agreement.

6.                                      Exhibit A to the Loan Agreement is hereby replaced in its entirety with the new Exhibit A attached hereto.

7.                                      Exhibit B to the Loan Agreement is hereby replaced in its entirety with the new Exhibit B attached hereto.

II.                                   Execution of Amended and Restated Note

As a condition to the effectiveness of this letter amendment, concurrently herewith each of the Borrowers, for itself or on behalf of its respective Funds, is executing and delivering to the Bank an amended and restated promissory note dated the date hereof in the original principal amount of $250,000,000 and otherwise in the form of Exhibit A hereto (the “New Note”), which New Note shall amend, restate, supersede and replace the Existing Note in its entirety.  Notwithstanding the foregoing, nothing contained herein or in the New Note shall be deemed to evidence the repayment or satisfaction of any amounts outstanding under the Existing Note, and any such outstanding amounts shall hereafter be deemed to be evidenced by, and outstanding under, the New Note.  All references in the Loan Documents to the “Note” shall hereinafter be deemed to be references to the New Note, as the same may be further amended, restated, extended, replaced or otherwise modified and in effect from time to time.

III.                              Upfront Fee.

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank on the date of this letter agreement a non-refundable fee equal to 0.10% of the Committed Line Amount, which fee shall be fully earned by the Bank upon the date of this letter agreement.

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IV.                                 Miscellaneous

1.                                      Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.                                      Each of the Borrowers, for itself and on behalf of each of its respective Funds, represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, the New Note and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.                                      Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts.

4.                                      This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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Eleventh Amendment Signature Page

If the foregoing is acceptable to you, please have an authorized officer of the Borrowers execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/Paul J. Koobatian
Paul J. Koobatian, Vice President

Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer

CREDIT SUISSE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Rocco DelGuercio
Name:	Rocco DelGuercio
Title:	Chief Financial Officer

Eleventh Amendment Signature Page

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:	/s/Gunjan Kedia
Gunjan Kedia
Executive Vice President

APPENDIX I

List of Borrowers and Funds

	Custodian	Specified Percentage
CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB(1)	10%

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of:
Credit Suisse Commodity ACCESS Strategy Fund	SSB	20%
Credit Suisse Commodity Return Strategy Fund	SSB	20%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse Emerging Markets Equity Fund	SSB	20%
Credit Suisse Floating Rate High Income Fund	SSB	20%
Credit Suisse Global Sustainable Dividend Equity Fund	SSB	20%
Credit Suisse Managed Futures Strategy Fund	SSB	20%
Credit Suisse Multialternative Strategy Fund	SSB	25%
Credit Suisse Strategic Income Fund	SSB	20%
Credit Suisse Volaris US Strategies Fund	SSB	20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB	20%

(1)  State Street Bank and Trust Company as custodian

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$250,000,000.00	March 11, 2015
Boston, Massachusetts

For value received, each of the undersigned hereby severally promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of TWO HUNDRED AND FIFTY MILLION AND 00/100 DOLLARS ($250,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below.  Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) 60 calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the continuance of an Event of Default or otherwise.  Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank.  The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated June 10, 2009 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.  All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement.  Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor, if any, hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor.  No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This Note amends and restates in its entirety a promissory note dated June 4, 2014 in the original principal amount of $200,000,000 executed by certain of the undersigned to the order of the Bank (as amended, the “Existing Note”).  Any amounts outstanding under the Existing Note as of the date hereof shall be deemed to be outstanding under this Note.

[Remainder of page intentionally left blank]

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This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	CREDIT SUISSE ASSET
MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

WITNESS:	CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title:

WITNESS:	CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title

WITNESS:	CREDIT SUISSE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

By:
Name:
Title

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SCHEDULE I TO NOTE DATED March 11, 2016

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

CREDIT SUISSE COMMODITY STRATEGY FUNDS, on behalf of:

Credit Suisse Commodity ACCESS Strategy Fund

Credit Suisse Commodity Return Strategy Fund

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:

Credit Suisse Emerging Markets Equity Fund

Credit Suisse Floating Rate High Income Fund

Credit Suisse Global Sustainable Dividend Equity Fund

Credit Suisse Managed Futures Strategy Fund

Credit Suisse Multialternative Strategy Fund

Credit Suisse Strategic Income Fund

Credit Suisse Volaris US Strategies Fund

CREDIT SUISSE TRUST, on behalf of:

Commodity Return Strategy Portfolio

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone (617) 662-8574 or (617) 662-8588; fax (617) 988-6677 email ais-loanops-csu@statestreet.com

FROM:	[BORROWER][ on behalf of [FUND]]
(Fund # ) (DDA # )

In connection with the letter agreement dated June 10, 2009 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $          .  Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.                                      This request is (check one):  ☐ Loan Advance  ☐ Paydown  ☐ Overnight Rollover

2.                                      The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.                                      All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.                                      Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.                                      The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Fund*	$
(iii) without duplication, the value of any

* For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

segregated assets or assets otherwise subject to any pledge or other encumbrance		$
(iv) aggregate amount invested in subsidiaries of such Fund		$
(v) item (a)(i) less item (a)(ii) less item (a)(iii) less item (a)(iv)	$

(b) Specified Percentage of item (a)(v)	$

(c) (i) Beginning Loan Balance:		$
(ii) Paydown Amount (if any):	$
(iii) Requested Loan (if any)		$
(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d) The aggregate outstanding principal amount of Indebtedness for borrowed money of the Fund other than the Loans as of the date hereof		$

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):		$

7.                                      The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.

8.                                      The amount set forth in 6(c)(iv) above does not exceed the Committed Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Committed Line Amount.

9.                                      The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:
Name:
Title
Date: